Exhibit 99

Ingredion Incorporated	NEWS RELEASE RELEASE
5 Westbrook Corporate Center
Westchester, IL 60154	CONTACT:
Investors: Aaron Hoffman, 708-551-2592
Media: Claire Regan, 708-551-2602

INGREDION INCORPORATED REPORTS SOLID FIRST QUARTER 2013 RESULTS

•                  First quarter 2013 reported EPS increased 17 percent to $1.41 from $1.21 in the first quarter 2012

•                  First quarter 2013 reported EPS rose 12 percent to $1.41 compared to year-ago adjusted EPS of $1.26

•                  Company raised quarterly dividend by 46 percent in the quarter, from $0.26 to $0.38

WESTCHESTER, Ill., May 2, 2013 — Ingredion Incorporated (NYSE: INGR), a leading global provider of ingredient solutions to diversified industries, today reported results for the first quarter 2013.

“We are pleased with the first quarter results which were highlighted by operating income and earnings per share growth.  Contributing to the growth was good performance in the North America, Asia Pacific and Europe/Middle East/Africa regions,” said Ilene Gordon, chairman, president and chief executive officer.  “Our South American region continues to effectively manage through the ongoing difficult environment, which includes lower economic growth, inflation and currency devaluations.  In spite of these factors, South America operating income was down only $2 million.”

We continue to have confidence in our 2013 outlook supported by our on-going ability to cope with macroeconomic headwinds and manage risk while still capitalizing on long-term growth opportunities,” Gordon added.

-more-

Earnings Per Share (EPS)

First quarter diluted EPS rose 17 percent to $1.41 compared to $1.21 last year.  The first quarter of 2012 included $0.03 of restructuring charges and $0.02 of business integration costs.  Excluding these items, reported 2013 EPS increased 12 percent to $1.41 in the quarter compared to $1.26 of adjusted EPS in the year-ago quarter.  The estimated drivers of the increase in the first quarter 2013 EPS versus the 2012 adjusted EPS were $0.15 from margin, partially offset by $0.05 of foreign currency devaluation and $0.03 due to lower volumes.  A lower tax rate provided a $0.07 benefit and lower net financing costs contributed $0.02, partially offset by an increase in share count, which resulted in a negative impact of $0.01.

Financial Highlights

•                  During the first quarter of 2013, net financing costs were $17 million versus $20 million in the year-ago period.  The decrease primarily reflects a combination of reduced borrowings and lower interest rates.

•                  The first quarter effective tax rate was 29.2 percent compared to 32.4 percent in the year-ago period.  The year-ago period included a number of discrete items, which negatively impacted the rate by 140 basis points.

•                  At March 31, 2013, total debt and cash and cash equivalents were $1.8 billion and $526 million, respectively, versus $1.8 billion and $609 million, respectively, at December 31, 2012.

•                  In the first quarter of 2013, cash flow used in operations was $30 million compared to $29 million of cash generated from operations in the prior year period.  The impact of higher raw material costs was reflected in a short-term investment in inventories.  Cash used was also impacted by an increase in accounts receivable due to the timing of collections.

•                  Capital expenditures, net of disposals, were $66 million in the first quarter of 2013 compared to $59 million in the year-ago period.

Business Review

Total Ingredion

$ in millions	2012 Net sales	FX Impact	Volume	Price/mix	2013 Net sales	% change
First quarter	1,574	-38	-39	87	1,584	+1%

•                  Sales grew 1 percent on price/mix improvements partially offset by volume declines and currency devaluations.

•                  Operating income was $175 million.  This is a 9 percent increase compared to reported operating income in the first quarter of 2012 and a 5 percent increase compared to the $167 million of adjusted operating income in the year-ago quarter.  The change was primarily due to improved pricing and cost savings.

North America

$ in millions	2012 Net sales	FX Impact	Volume	Price/mix	2013 Net sales	% change
First quarter	892	-1	-26	45	910	+2%

•                  Sales growth was driven by positive price/mix partially offset by negative volume and slight currency headwinds.  The benefits of the North American manufacturing network optimization, particularly the decision to shed some low margin business, resulted in higher price/mix.

•                  Operating income was up 8 percent, or $8 million, from $100 million to $108 million primarily due to favorable price/mix and continued focus on cost savings initiatives from manufacturing efficiencies.

South America

$ in millions	2012 Net sales	FX Impact	Volume	Price/mix	2013 Net sales	% change
First quarter	368	-35	-12	28	349	-5%

•                  Sales were down largely due to currency devaluations in Brazil and Argentina along with volume declines resulting from continued weak economic conditions and the impact of price increases.

•                  Operating income in the quarter was $43 million, down 5 percent, or about $2 million.  Favorable price/mix was offset by currency devaluations, lower volumes and higher expenses.

Asia Pacific

$ in millions	2012 Net sales	FX Impact	Volume	Price/mix	2013 Net sales	% change
First quarter	189	3	-3	7	196	+3%

•                  Sales growth was driven by positive price/mix and favorable foreign exchange rates.  The fourth quarter 2012 sale of an investment in a non-wholly owned consolidated subsidiary in China had a negative $5 million impact on volume.

•                  Operating income increased 13 percent from $20 million to $23 million largely due to favorable price/mix.

Europe, Middle East, Africa (EMEA)

$ in millions	2012 Net sales	FX Impact	Volume	Price/mix	2013 Net sales	% change
First quarter	126	-5	3	6	130	+3%

•                  Sales rose by $4 million due to price/mix improvement and volume growth partially offset by currency devaluations.  Volume was negatively impacted by $5 million due to the 2012 closure of the Company’s plant in Kenya and a change to a distribution model in that country.

•                  Operating income was $19 million, an increase of 2 percent mainly due to price/mix improvement and volume growth.

2013 Guidance

2013 EPS guidance remains in a range of $5.60 to $6.00 compared to adjusted EPS in 2012 of $5.57.  The guidance anticipates weakness in the global economy; currency headwinds largely in Brazil, Argentina and Pakistan; continued inflationary pressures, primarily in South America; and, an effective tax rate of approximately 28 to 30 percent.  The second quarter 2013 EPS is likely to be relatively flat with the year-ago adjusted EPS.  Growth is expected to accelerate in the second half of 2013.

Capital expenditures in 2013 are anticipated to be in the range of $350-400 million and should support growth and cost reduction investments across the organization.

Conference Call and Webcast

Ingredion will conduct a conference call today at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) to be hosted by Ilene Gordon, chairman, president and chief executive officer, and Cheryl Beebe, chief financial officer.

The call will be broadcast in a real-time webcast. The broadcast will consist of the call and a visual presentation accessible through the Ingredion web site at www.ingredion.com. The presentation will be available to download approximately 60 minutes prior to the start of the call. A replay of the webcast will be available at www.ingredion.com.

ABOUT THE COMPANY

Ingredion Incorporated (NYSE:INGR) is a leading global ingredients solutions provider specializing in nature-based sweeteners, starches and nutrition ingredients. With customers in more than 40 countries, Ingredion serves approximately 60 diverse sectors in food, beverage, brewing, pharmaceuticals and other industries. For more information, visit www.ingredion.com.

Forward-Looking Statements

This news release contains or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends these forward-looking statements to be covered by the safe harbor provisions for such statements.

Forward-looking statements include, among other things, any statements regarding the Company’s prospects or future financial condition, earnings, revenues, tax rates, capital expenditures, expenses or other financial items, any statements concerning the Company’s prospects or future operations, including management’s plans or strategies and objectives therefor and any assumptions, expectations or beliefs underlying the foregoing.

These statements can sometimes be identified by the use of forward looking words such as “may,” “will,” “should,” “anticipate,” “believe,” “plan,” “project,” “estimate,” “expect,” “intend,” “continue,” “pro forma,” “forecast” or other similar expressions or the negative thereof. All statements other than statements of historical facts in this release or referred to in this release are “forward-looking statements.”

These statements are based on current expectations, but are subject to certain inherent risks and uncertainties, many of which are difficult to predict and are beyond our control. Although we believe our expectations reflected in these forward-looking statements are based on reasonable assumptions, stockholders are cautioned that no assurance can be given that our expectations will prove correct.

Actual results and developments may differ materially from the expectations expressed in or implied by these statements, based on various factors, including the effects of global economic conditions, including, particularly, continuation or worsening of the current economic conditions in Europe and Argentina, and their impact on our sales volumes and pricing of our products, our ability to collect our receivables from customers and our ability to raise funds at reasonable rates; fluctuations in worldwide markets for corn and other commodities, and the associated risks of hedging against such fluctuations; fluctuations in the markets and prices for our co-products, particularly corn oil; fluctuations in aggregate industry supply and market demand; the behavior of financial markets, including foreign currency fluctuations and fluctuations in interest and exchange rates; continued volatility and turmoil in the capital markets; the commercial and consumer credit environment; general political, economic, business, market and weather conditions in the various geographic regions and countries in which we buy our raw materials or manufacture or sell our products; future financial performance of major industries which we serve, including, without limitation, the food and beverage, pharmaceuticals, paper, corrugated, textile and brewing industries; energy costs and availability, freight and shipping costs, and changes in regulatory controls regarding quotas, tariffs, duties, taxes and income tax rates; operating difficulties; availability of raw materials, including tapioca and the specific varieties of corn upon which our products are based; energy issues in Pakistan; boiler reliability; our ability to effectively integrate and operate acquired businesses; our ability to achieve budgets and to realize expected synergies; our ability to complete planned maintenance and investment projects successfully and on budget; labor disputes; genetic and biotechnology issues; changing consumption preferences including those relating to high fructose corn syrup; increased competitive and/or customer pressure in the corn-refining industry; and the outbreak or continuation of serious communicable disease or hostilities including acts of terrorism.

Our forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement as a result of new information or future events or developments. If we do update or correct one or more of these statements, investors and others should not conclude that we will make additional updates or corrections. For a further description of these and other risks, see “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent reports on Forms 10-Q and 8-K.

Ingredion Incorporated (“Ingredion”)

Condensed Consolidated Statements of Income

(Unaudited)

	Three Months Ended March 31,		Change
(In millions, except per share amounts)	2013	2012	%
Net sales before shipping and handling costs	$1,662.4	$1,658.0	0%
Less: shipping and handling costs	78.6	83.8	(6)%
Net sales	$1,583.8	$1,574.2	1%
Cost of sales	1,278.2	1,278.3	0%
Gross profit	$305.6	$295.9	3%

Operating expenses	135.5	136.2	(1)%
Other (income), net	(5.0)	(5.1)	(2)%
Restructuring charges	—	3.8
Operating income	$175.1	$161.0	9%
Financing costs, net	16.8	19.5	(14)%
Income before income taxes	$158.3	$141.5	12%
Provision for income taxes	46.3	45.8
Net income	$112.0	$95.7	17%
Less: Net income attributable to non-controlling interests	1.2	1.5	(20)%
Net income attributable to Ingredion	$110.8	$94.2	18%

Earnings per Common Share Attributable to Ingredion Common Shareholders:

Weighted average common shares outstanding:
Basic	77.4	76.4
Diluted	78.8	78.0

Earnings per common share of Ingredion:
Basic	$1.43	$1.23	16%
Diluted	$1.41	$1.21	17%

Ingredion Incorporated (“Ingredion”)

Condensed Consolidated Balance Sheets

(In millions, except share and per share amounts)	March 31, 2013	December 31, 2012
	(Unaudited)

Assets
Current assets
Cash and cash equivalents	$526	$609
Short-term investments	—	19
Accounts receivable — net	859	814
Inventories	908	834
Prepaid expenses	21	19
Deferred income taxes	74	65
Total current assets	2,388	2,360

Property, plant and equipment — net	2,177	2,193
Goodwill	553	557
Other intangible assets — net	321	329
Deferred income taxes	19	21
Investments	10	10
Other assets	119	122
Total assets	$5,587	$5,592

Liabilities and equity
Current liabilities
Short-term borrowings and current portion of long-term debt	$87	$76
Deferred income taxes	2	2
Accounts payable and accrued liabilities	790	855
Total current liabilities	879	933

Non-current liabilities	296	297
Long-term debt	1,724	1,724
Deferred income taxes	165	160
Share-based payments subject to redemption	16	19

Equity
Ingredion stockholders’ equity:
Preferred stock — authorized 25,000,000 shares- $0.01 par value, none issued	—	—
Common stock — authorized 200,000,000 shares- $0.01 par value — 77,546,491 and 77,141,691 shares issued at March 31, 2013 and December 31, 2012, respectively	1	1
Additional paid-in capital	1,159	1,148
Less: Treasury stock (common stock; 113,124 and 109,768 shares at March 31, 2013 and December 31, 2012, respectively) at cost	(7)	(6)
Accumulated other comprehensive loss	(517)	(475)
Retained earnings	1,850	1,769
Total Ingredion stockholders’ equity	2,486	2,437
Non-controlling interests	21	22
Total equity	2,507	2,459

Total liabilities and equity	$5,587	$5,592

Ingredion Incorporated (“Ingredion”)

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Three Months Ended March 31,
(In millions)	2013	2012

Cash provided by operating activities:
Net income	$112	$96
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49	54
Increase in margin accounts	—	(32)
Increase in other trade working capital	(222)	(122)
Other	31	33
Cash (used for) provided by operating activities	(30)	29

Cash used for investing activities:
Capital expenditures, net of proceeds on disposals	(66)	(59)
Short-term investments	19	—
Other	2	—
Cash used for investing activities	(45)	(59)

Cash used for financing activities:
Proceeds from (payments on) borrowings, net	11	(32)
Issuance of common stock	8	8
Dividends paid (including to non-controlling interests)	(22)	(17)
Excess tax benefit on share-based compensation	—	1
Cash used for financing activities	(3)	(40)

Effect of foreign exchange rate changes on cash	(5)	4
Decrease in cash and cash equivalents	(83)	(66)
Cash and cash equivalents, beginning of period	609	401
Cash and cash equivalents, end of period	$526	$335

Ingredion Incorporated (“Ingredion”)

Supplemental Financial Information

(Unaudited)

(In millions)

I.                          Geographic Information of Net Sales and Operating Income

	Three Months Ended March 31,		Change
	2013	2012	%
Net Sales
North America	$909.8	$891.8	2%
South America	348.7	367.5	(5)%
Asia Pacific	195.5	189.1	3%
EMEA	129.8	125.8	3%
Total	$1,583.8	$1,574.2	1%

Operating Income
North America	$107.7	$100.0	8%
South America	43.4	45.6	(5)%
Asia Pacific	23.0	20.3	13%
EMEA	19.3	18.9	2%
Corporate	(18.3)	(17.6)	4%
Sub-total	175.1	167.2	5%
Integration costs	—	(2.4)
Restructuring charges	—	(3.8)
Total	$175.1	$161.0	9%

II.                    Capital expenditures

Capital expenditures, net of proceeds on disposals, for the quarters ended March 31, 2013 and 2012, were $66 million and $59 million, respectively. Capital expenditures for the full year 2013 are anticipated to be in the range of $350 million to $400 million.

III.                Non-GAAP Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP historical financial measures, which exclude certain GAAP items such as impairment and restructuring costs, costs related to the integration of National Starch, and certain other unusual items. The Company uses the term “adjusted” when referring to these non-GAAP amounts.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s operating results and trends for the periods presented.  These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with generally accepted accounting principles.

Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies. A reconciliation of non-GAAP historical financial measures to the most comparable GAAP measure is provided in the tables below.

Ingredion Incorporated (“Ingredion”)

Reconciliation of Non-GAAP Adjusted Net Income and Adjusted Diluted Earnings Per Share (“EPS”) to GAAP Net Income and Diluted EPS

(Unaudited)

	Three Months Ended		Three Months Ended
	March 31, 2013		March 31, 2012
	(in millions)	EPS	(in millions)	EPS

Net income attributable to Ingredion	$110.8	$1.41	$94.2	$1.21

Add back (deduct):

Integration costs, net of income tax benefit of $0.9 million	—	—	1.5	0.02

Restructuring charges, net of income tax benefit of $1.3 million	—	—	2.5	0.03

Non-GAAP adjusted net income	$110.8	$1.41	$98.2	$1.26

Ingredion Incorporated (“Ingredion”)

Reconciliation to Non-GAAP Operating Income

(Unaudited)

	Three Months Ended
	March 31,
(in millions)	2013	2012

Operating income	$175.1	$161.0

Add back (deduct):

Integration costs	—	2.4

Restructuring charges	—	3.8

Non-GAAP adjusted operating income	$175.1	$167.2